EXHIBIT 23.3

     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related prospectus of Broadcast International, Inc. for the registration of shares of its common stock and to the inclusion therein of our report dated March 27, 2006 with respect to the consolidated financial statements of Broadcast International, Inc.

                        /s/ HJ & Associates, LLC
                        ____________________________________
                        HJ & Associates, LLC
                        Salt Lake City, Utah
                        May 31, 2006